EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                  By and Among

                              THE YORK GROUP, INC.,

                           YORK ACQUISITION CORP. II,

                         WEST POINT CASKET COMPANY, INC.

                               HOWARD JOE TRULOVE,

                       THE DILLARD EUGENE TRULOVE TRUST A

                                       and

                       THE DILLARD EUGENE TRULOVE TRUST B


                          DATED AS OF FEBRUARY 11, 1997
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I......................................................................2
        THE MERGER.............................................................2
               SECTION 1.1  THE MERGER.........................................2
               SECTION 1.2  ASSETS TO BE SOLD; EXERCISE OF OPTION AGREEMENTS...2
               SECTION 1.3  CLOSING DATE.......................................2
               SECTION 1.4  CLOSING DELIVERIES.................................2
               SECTION 1.5  CONSUMMATION OF THE MERGER.........................3
               SECTION 1.6  EFFECTS OF THE MERGER..............................4
               SECTION 1.7  CERTIFICATE OF INCORPORATION; BYLAWS...............4
               SECTION 1.8  DIRECTORS AND OFFICERS.............................4
               SECTION 1.9  RESTRICTED STOCK...................................4
               SECTION 1.10  CONVERSION OF SECURITIES; EXCHANGE................4
               SECTION 1.11  CASH CONSIDERATION................................6
               SECTION 1.12  TAKING OF NECESSARY ACTION; FURTHER ACTION........6

ARTICLE II.....................................................................7
        REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE STOCKHOLDERS......7
               SECTION 2.1  ORGANIZATION AND QUALIFICATION.....................7
               SECTION 2.2  CAPITALIZATION.....................................8
               SECTION 2.3  AUTHORITY..........................................8
               SECTION 2.4  NO VIOLATION.......................................9
               SECTION 2.5  FINANCIAL STATEMENTS...............................9
               SECTION 2.6  BOOKS AND RECORDS.................................10
               SECTION 2.7  ABSENCE OF CERTAIN CHANGES........................10
               SECTION 2.8  ABSENCE OF UNDISCLOSED LIABILITIES................12
               SECTION 2.9  RECEIVABLES.......................................12
               SECTION 2.10  INVENTORIES......................................13
               SECTION 2.11  SUPPLIERS AND CUSTOMERS..........................13
               SECTION 2.12  SELLER'S INDEBTEDNESS............................13
               SECTION 2.13  LITIGATION.......................................13
               SECTION 2.14  TAX MATTERS......................................14
               SECTION 2.15  EMPLOYEE BENEFIT PLANS...........................15
               SECTION 2.16  EMPLOYMENT MATTERS...............................18
               SECTION 2.17  LEASES, CONTRACTS AND AGREEMENTS.................18
               SECTION 2.18  RELATED TRANSACTIONS.............................19
               SECTION 2.19  COMPLIANCE WITH LAWS.............................19
               SECTION 2.20  INSURANCE........................................20
               SECTION 2.21  PATENTS, TRADEMARKS AND COPYRIGHTS...............21
               SECTION 2.22  ENVIRONMENTAL MATTERS............................22
               SECTION 2.23  REGULATORY ACTIONS...............................25

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               SECTION 2.24  TITLE TO PROPERTIES; ENCUMBRANCES................25
               SECTION 2.25  CONDITION AND SUFFICIENCY OF ASSETS..............25
               SECTION 2.26  REPRESENTATIONS NOT MISLEADING...................26
               SECTION 2.27  BROKERS; FINANCIAL ADVISORS......................26
               SECTION 2.28  368 REPRESENTATIONS..............................26
               SECTION 2.29  NO INTENT TO DISTRIBUTE..........................27

ARTICLE III...................................................................27
        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................27
               SECTION 3.1  ORGANIZATION AND AUTHORITY........................27
               SECTION 3.2  AUTHORITY.........................................27
               SECTION 3.3  CONSENTS AND APPROVALS............................27

ARTICLE IV....................................................................28
        OBLIGATIONS OF THE SELLER AND THE STOCKHOLDERS PENDING CLOSING........28
               SECTION 4.1  AFFIRMATIVE COVENANTS OF THE SELLER...............28
               SECTION 4.2  NEGATIVE COVENANTS OF THE SELLER..................30

ARTICLE V.....................................................................32
        ADDITIONAL AGREEMENTS.................................................32
               SECTION 5.1  ACCESS TO, AND INFORMATION CONCERNING,
                              PROPERTIES AND RECORDS..........................32
               SECTION 5.2  ENVIRONMENTAL INVESTIGATION.......................33
               SECTION 5.3  HOLDING OF PURCHASER COMMON STOCK.................34
               SECTION 5.4  MISCELLANEOUS AGREEMENTS AND CONSENTS.............34
               SECTION 5.5  BEST GOOD FAITH EFFORTS...........................35
               SECTION 5.6  EXCLUSIVITY.......................................35
               SECTION 5.7  PUBLIC ANNOUNCEMENT...............................35
               SECTION 5.8  CONFIDENTIALITY...................................35

ARTICLE VI....................................................................36
        CONDITIONS TO CLOSING.................................................36
               SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE....36
               SECTION 6.2  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
                              TO CLOSE........................................36
               SECTION 6.3  CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO
                              CLOSE...........................................38

ARTICLE VII...................................................................39
        TERMINATION; AMENDMENT; WAIVER........................................39
               SECTION 7.1  TERMINATION.......................................39
               SECTION 7.2  EFFECT OF TERMINATION.............................40
               SECTION 7.3  AMENDMENT.........................................40
               SECTION 7.4  EXTENSION; WAIVER.................................40

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ARTICLE VIII..................................................................40
        SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................40
               SECTION 8.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES........40

ARTICLE IX....................................................................40
        INDEMNIFICATION.......................................................40
               SECTION 9.1  INDEMNIFICATION BY THE SELLER AND THE
                              STOCKHOLDERS....................................40
               SECTION 9.2  INDEMNIFICATION BY THE PURCHASER..................42
               SECTION 9.3  NOTICE AND DEFENSE OF THIRD PARTY CLAIMS..........42
               SECTION 9.4  LIMITATIONS.......................................43
               SECTION 9.5  PAYMENT; INTEREST.................................44
               SECTION 9.6  INCONSISTENT PROVISIONS...........................45
               SECTION 9.7  SUBROGATION TO INDEMNITY RIGHTS...................45
               SECTION 9.8  ARBITRATION.......................................45

ARTICLE X.....................................................................46
        MISCELLANEOUS.........................................................46
               SECTION 10.1  EXPENSES.........................................46
               SECTION 10.2  BROKERS AND FINDERS..............................46
               SECTION 10.3  ENTIRE AGREEMENT; ASSIGNMENT.....................46
               SECTION 10.4  FURTHER ASSURANCES...............................46
               SECTION 10.5  ENFORCEMENT OF THE AGREEMENT.....................46
               SECTION 10.6  SEVERABILITY.....................................47
               SECTION 10.7  NOTICES..........................................47
               SECTION 10.8  GOVERNING LAW....................................48
               SECTION 10.9  GENDER; "INCLUDING" IS NOT LIMITING;
                              DESCRIPTIVE HEADINGS............................48
               SECTION 10.10  PARTIES IN INTEREST.............................48
               SECTION 10.11  COUNTERPARTS....................................48
               SECTION 10.12  INCORPORATION BY REFERENCE......................48
               SECTION 10.13  JURISDICTION AND VENUE..........................48
               SECTION 10.14  SELLER'S  AND STOCKHOLDER'S REPRESENTATIVE......49
               SECTION 10.15  CERTAIN DEFINITIONS.............................49

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                                    EXHIBITS

Exhibit A - Noncompetition Agreement
Exhibit B - Registration Rights Agreement
Exhibit C - Opinion of Counsel for the Seller
Exhibit D - Opinion of Counsel for the Purchaser
Exhibit E - Environmental Laws
Exhibit F - Form of Escrow Agreement

                                LIST OF SCHEDULES

Schedule 1.2(a)    -  Assets to be Sold Prior to Closing
Schedule 1.2(b)    -  Shares Subject to Options
Schedule 2.1       -  List of Affiliates and Subsidiaries
Schedule 2.2       -  Seller's Capitalization; List of Equity Ownership
Schedule 2.4       -  Violations of Law; Breaches of Agreements;
                         Termination of Existence
Schedule 2.5       -  Financial Statements
Schedule 2.6       -  Books and Records
Schedule 2.7       -  Absence of Material Changes or Adverse Effects
Schedule 2.8       -  Absence of Undisclosed Liabilities
Schedule 2.10      -  Inventory
Schedule 2.11      -  Suppliers and Customers
Schedule 2.12      -  Seller's Indebtedness
Schedule 2.13      -  Litigation
Schedule 2.14      -  Tax Matters
Schedule 2.15      -  Employee Benefit Matters
Schedule 2.16      -  Employment Matters
Schedule 2.17      -  Leases, Contracts and Agreements
Schedule 2.18      -  Related Seller Transactions
Schedule 2.19      -  Compliance with Laws
Schedule 2.20      -  Insurance
Schedule 2.21      -  Patents, Trademarks and Copyrights
Schedule 2.22      -  Environmental Matters
Schedule 2.23      -  Regulatory Actions
Schedule 2.24      -  Title to Properties
Schedule 2.25      -  Condition of Assets
Schedule 4.1(i)    -  List of Accounts and Safe Deposit Boxes
Schedule 4.1(j)    -  List of Liabilities and Obligations of Seller

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                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of February 11, 1997, by and among The York Group, Inc., a Delaware corporation (the "PURCHASER"), York Acquisition Corp. II, a Delaware corporation ("NEWCO"), West Point Casket Company, Inc., a Mississippi corporation (the "SELLER"), and Howard Joe Trulove ("TRULOVE"), the Dillard Eugene Trulove Trust A and the Dillard Eugene Trulove Trust B (the Dillard Eugene Trulove Trust A and the Dillard Eugene Trulove Trust B are hereafter referred to as the "TRUSTS", and Trulove and the Trusts are collectively referred to as the "STOCKHOLDERS") .

        WHEREAS, the Purchaser desires to acquire the Seller in the manner provided in this Agreement;

        WHEREAS, the Purchaser and the Seller believe that the merger of the Seller with and into Newco (the "MERGER"), in the manner provided by, and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is desirable and in the best interests of their respective corporations and stockholders;

        WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of the Purchaser, Newco and the Seller, and the Stockholders, have approved the Merger, whereby each issued and outstanding share of Seller common stock, par value $100.00 per share ("SELLER COMMON STOCK"), will be converted into the right to receive Purchaser common stock, par value $0.01 per share ("PURCHASER COMMON STOCK"), plus the cash consideration (the "CASH CONSIDERATION") as provided herein; and

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "TAX CODE");

        WHEREAS, the Stockholders currently own all of the issued and outstanding stock of the Seller and will receive substantial benefits from the transaction contemplated by this Agreement; and

        WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

        NOW, THEREFORE, in consideration of the premises and the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
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                                   ARTICLE I.
                                   THE MERGER

        SECTION 1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Mississippi Business Corporation Act (the "MBCA"), at the Effective Time (as defined in SECTION 1.5), the Seller shall be merged with and into Newco. As a result of the Merger, the separate corporate existence of the Seller shall cease and Newco shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION").

        SECTION 1.2 ASSETS TO BE SOLD; EXERCISE OF OPTION AGREEMENTS.

        (a) Immediately prior to the Closing (as defined in SECTION 1.3), the Seller shall sell all of those assets described on SCHEDULE 1.2(A). The Seller shall retain the proceeds from such sales (the "ASSET PROCEEDS") in an account to be transferred to the Purchaser at Closing in connection with the consummation of the Merger.

        (b) Simultaneously with the Closing, the Seller shall distribute the shares described on SCHEDULE 1.2(B) pursuant to the exercise of the option agreements described on SCHEDULE 2.15. The Seller shall retain the proceeds from the exercise of such option agreements (the "OPTION PROCEEDS") in an account to be transferred to the Purchaser at Closing in connection with the consummation of the Merger.

        SECTION 1.3 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 3500 Texas Commerce Tower, 600 Travis, Houston, Texas 77002, at such time and on such date as the parties shall mutually agree and as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VI; provided, that the closing conditions set forth in ARTICLE VI shall have been satisfied or waived at or prior to such time and further provided, that the parties hereto agree to use their reasonable best efforts to consummate the Closing provided for in this Agreement on or before March 31, 1997. Subject to the provisions of ARTICLE VII hereof, failure to consummate the Closing provided for in this Agreement on the date and time and at the place determined pursuant to this SECTION 1.3 shall not result in the termination of this Agreement and shall not relieve any parties to this Agreement of any obligation hereunder. For purposes of this Agreement, the date on which the Closing actually occurs is the "CLOSING DATE."

        SECTION 1.4 CLOSING DELIVERIES.

        (a)    At the Closing the Stockholders shall deliver to the Purchaser:

               (i) a Noncompetition Agreement in the form attached hereto as EXHIBIT A executed by Joe Trulove;

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               (ii) a Registration Rights Agreement in the form attached hereto as EXHIBIT B executed by each Stockholder; and

               (iii) such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by the Purchaser.

        (b)    At the Closing the Purchaser shall:

               (i) deliver to Joe Trulove a Noncompetition Agreement in the form attached hereto as EXHIBIT A;

               (ii) deliver to the Stockholders a Registration Rights Agreement in the form attached hereto as EXHIBIT B;

               (iii) cause to be transferred such number of shares of Purchaser Common Stock with an aggregate value (based on the Closing Price as defined herein) equal to $1,600,000 (the "ESCROW AMOUNT") to the Escrow Agent referred to in SECTION 1.4(C) hereof; and

               (iv) deliver to the Stockholders such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement.

        (c) The Purchaser and the Stockholders shall enter into an escrow agreement in the form attached hereto as EXHIBIT F (the "ESCROW AGREEMENT") with Texas Commerce Bank National Association (the "ESCROW AGENT") pursuant to which such number of shares of Purchaser Common Stock with an aggregate value equal to the Escrow Amount otherwise payable under SECTION 1.10 hereof shall be held in escrow by the Escrow Agent, subject to the terms of the Escrow Agreement, for purposes of securing the indemnification obligations of the Stockholders to indemnify the Purchaser under ARTICLE IX hereof.

        SECTION 1.5 CONSUMMATION OF THE MERGER. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing a Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Mississippi Secretary of State in such forms as required by and executed in accordance with the relevant provisions of the DGCL and the MBCA. The "EFFECTIVE TIME" of the Merger as that term is used in this Agreement shall mean the latest date on which the articles of merger or certificate of merger is filed with respect to the Merger, or such other effective time as may be specified therein.

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        SECTION 1.6 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL and the MBCA.

        SECTION 1.7 CERTIFICATE OF INCORPORATION; BYLAWS. The Certificate of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended. The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        SECTION 1.8 DIRECTORS AND OFFICERS. The directors and officers of Newco immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

        SECTION 1.9 RESTRICTED STOCK. The parties hereto acknowledge and agree that the shares of Purchaser Common Stock to be issued in the Merger shall not be issued subject to an effective registration statement under the Securities Act of 1933, as amended, and that each Stockholder's right to further transfer such shares is limited. Such shares will bear a restrictive transfer legend in substantially the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION UNLESS THE COMPANY IS FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.

        SECTION 1.10 CONVERSION OF SECURITIES; EXCHANGE. Subject to the terms and conditions of this Agreement and the Escrow Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Seller or its Stockholders:

        (a) All shares of Seller Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of this SECTION 1.10, into the right to receive (i) shares of Purchaser Common Stock with an aggregate value equal to $9,250,000, and
        (ii) the Cash Consideration as provided in SECTION 1.11; provided, however, that no fractional shares of Purchaser Common Stock shall be issued, and in lieu thereof, a cash payment shall be made pursuant to
        SECTION 1.10(f).

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        (b) The number of shares of Purchaser Common Stock to be issued to each
        Stockholder shall be calculated by multiplying $9,250,000 and the Stockholder's Percentage Ownership (as defined herein), and dividing the result by the Closing Price (as defined herein). "PERCENTAGE OWNERSHIP" for any Stockholder shall mean the quotient of (x) the number of shares of Seller Common Stock owned by such Stockholder divided by (y) the number of shares of Seller Common Stock outstanding. "CLOSING PRICE" of the Purchaser Common Stock shall mean the average of the closing prices (which shall be the average of the closing bid and asked price) of the Purchaser Common Stock for the 20 trading day period ending on the trading day immediately preceding the Closing Date. The number of shares of Purchaser Common Stock to be issued to each Stockholder shall be reduced on a pro rata basis by the Escrow Amount, to be held subject to the Escrow Agreement.

        (c) Subject in all respects to the Escrow Agreement, each Stockholder shall be entitled, upon surrender thereof to the transfer agent for the Purchaser Common Stock, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Purchaser Common Stock into which the Seller Common Stock so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as the Stockholder may request. Until so surrendered, each outstanding certificate that prior to the Effective Time represented Seller Common Stock shall be deemed from and after the Effective Time to evidence the right to receive that number of full shares of Purchaser Common Stock into which such Seller Common Stock shall have been converted pursuant to this Section. Unless and until any such outstanding certificates shall be surrendered, no dividends or other distributions payable to the holders of Purchaser Common Stock, as of any time on or after the Effective Time, shall be paid to the holders of such outstanding certificates which prior to the Effective Time represented Seller Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable since the Effective Time with respect to the number of full shares of Purchaser Common Stock issued to such holders. The Purchaser agrees to use commercially reasonable efforts to make the certificates representing the shares of Purchaser Common Stock available at or the day after the Closing, subject to compliance by each Stockholder with the foregoing restrictions.

        (d) All shares of Purchaser Common Stock into which the Seller Common Stock shall have been converted pursuant to this Section shall be issued in full satisfaction of all rights pertaining to such converted Seller Common Stock.

        (e) If any certificate for shares of Purchaser Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person

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        requesting such exchange shall have paid to Purchaser or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Purchaser Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or its transfer agent that such tax has been paid or is not payable.

        (f) No fraction of a share of Purchaser Common Stock shall be issued, but in lieu thereof, each Stockholder who would otherwise be entitled to a fraction of a share of Purchaser Common Stock shall, upon surrender of the shares of Seller Common Stock to the transfer agent for the Purchaser, be paid an amount in cash equal to the value of such fraction of a share based upon the Closing Price.

        SECTION 1.11 CASH CONSIDERATION.

        (a) In addition to the shares of Purchaser Common Stock, the holders of shares of the Seller Common Stock shall be entitled to receive the Cash Consideration, which shall be an aggregate amount equal to $7,000,000 plus an amount equal to the Asset Proceeds and the Option Proceeds. Subject to compliance by each Stockholder with the provisions of this
        ARTICLE I, the Cash Consideration shall be payable on the Closing Date, and will be further subject to adjustment as provided in this SECTION 1.11.

        (b) The Cash Consideration shall be decreased by (i) an amount equal to the parties' best estimate of any tax liability incurred by the Seller as a result of the sale of the assets described on SCHEDULE 1.2(a) and the exercise of the option agreements described on SCHEDULE 2.15 simultaneouly with the Closing, and (ii) transaction costs incurred by the Seller and the Stockholders (including, without limitation, costs of accountants and legal counsel) in excess of $30,000.00. The Cash Consideration shall be increased by any cash paid in lieu of fractional shares pursuant to SECTION 1.10(f).

        SECTION 1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller, Seller shall direct its officers and directors to take all such lawful and necessary action.

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                                   ARTICLE II.
                        REPRESENTATIONS AND WARRANTIES OF
                         THE SELLER AND THE STOCKHOLDERS

        The Seller and the Stockholders hereby make, jointly and severally, the representations and warranties set forth in this ARTICLE II to the Purchaser. The Seller and the Stockholders have delivered to the Purchaser the Schedules to this Agreement referred to in this ARTICLE II on the date hereof. The Seller and the Stockholders shall, from time to time through the Closing Date, advise the Purchaser as to any change, amendment or supplement to the Schedules which is necessary to reflect changes in the subject matter thereof occurring through the Closing Date.

        SECTION 2.1 ORGANIZATION AND QUALIFICATION.

        (a) The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Seller owns all of the outstanding shares of Dixie Vault Company, Inc., an Alabama corporation (the "SUBSIDIARY"). The Seller has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on SCHEDULE 2.1, the Seller does not own or control any Affiliate (as defined in SECTION 10.15). True, correct and complete copies of the Articles of Incorporation (certified as of a recent date by the Mississippi Secretary of State) and Bylaws of the Seller, with all amendments thereto through the date of this Agreement, have been delivered by the Seller to the Purchaser. The Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties or assets owned or leased and operated by it or the nature of the business conducted by it make such qualification necessary. Each such jurisdiction is listed on
        SCHEDULE 2.1.

        (b) The Subsidiary of the Seller is a corporation, duly organized, validly existing and in good standing under the laws of Alabama. The Subsidiary has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. True, correct and complete copies of the Articles of Incorporation (certified as of a recent date by the Alabama Secretary of State) and Bylaws of the Subsidiary, with all amendments thereto through the date of this Agreement, have been delivered by the Seller to the Purchaser. The Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties or assets owned or leased and operated by it or the nature of the business conducted by it make such qualification necessary. Each such jurisdiction is listed on SCHEDULE 2.1.

        SECTION 2.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Seller consists of 1,500 shares of the Seller Common Stock, 999 shares of which are issued and outstanding. No shares of capital stock are held in treasury. SCHEDULE 2.2 accurately describes

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the ownership of the Seller's capital stock as of the date hereof. Each
Stockholder is and will be on the Closing Date the record and beneficial owner and holder of, and have, and on the Closing Date will have, good, valid and indefeasible record and beneficial title to, the shares of capital stock set forth on SCHEDULE 2.2 to be owned by him, free and clear of any adverse claim of any other Person (as defined in SECTION 10.15), including without limitation, any encumbrance of any nature. Except as set forth on SCHEDULE 2.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Seller to purchase or otherwise acquire any security of or equity interest in the Seller. Except as set forth on SCHEDULE 2.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind obligating the Seller to issue or the Stockholders to sell any shares of Seller Common Stock, or irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of capital stock of the Seller and the Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE 2.2, all dividends and other distributions declared prior to the date hereof with respect to the issued and outstanding shares of capital stock of the Seller and the Subsidiary have been paid or distributed. Except for the Subsidiary or any Affiliates set forth on SCHEDULE 2.1, set forth on
SCHEDULE 2.2 is a list of all equity ownership by the Seller or the Subsidiary in any other corporation, association, partnership, trust, joint venture, company or other business entity or organization (whether for-profit or not-for-profit) (the "OTHER SECURITIES"). The Seller or the Subsidiary owns each Other Security free and clear of any lien, encumbrance, security interest or charge.

        SECTION 2.3 AUTHORITY. The Seller has full corporate power and authority and the Stockholders have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby free of claims of any Person. The execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Seller's board of directors and the Stockholders, and no further corporate actions or proceedings on the part of the Seller or actions on the part of the Stockholders are necessary to authorize the execution and delivery of this Agreement, the performance of the obligations hereunder, or the consummation of the transactions contemplated hereby. The Stockholders have duly authorized and approved the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Seller and the Stockholders, and this Agreement constitutes the legal, valid and binding agreement of the Seller and the Stockholders enforceable against the Seller and the Stockholders in accordance with its terms. The Noncompetition Agreement, when executed and delivered by Joe Trulove, will be valid and legally binding obligation of Mr. Trulove enforceable against Mr. Trulove in accordance with its terms. The affirmative vote of Stockholders in favor of the adoption and approval of the Merger and this Agreement is the only vote of the holders of any class or series of the capital stock of Seller necessary to approve this Agreement and the Merger.

        SECTION 2.4 NO VIOLATION. Except as set forth on SCHEDULE 2.4 and any approvals or filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), no prior consent, approval or authorization of, or declaration, filing or registration with any party, domestic or foreign, is necessary in connection with the execution and delivery of this Agreement by the Seller or the Stockholders, the performance of the obligations hereunder, or the consummation of the transactions contemplated hereby. Except as set forth on
SCHEDULE 2.4, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Seller, the Subsidiary, the Stockholders, or any of the Seller Common Stock or assets of any of them, (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration, with or without the giving of notice or the passage of time) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Seller, the Subsidiary, or the Stockholders pursuant to any terms, conditions or provisions of any contract, note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Seller, the Subsidiary, or the Stockholders is a party or by which any of its or their assets or properties are subject or bound, (iii) give rise to any lien, charge or other encumbrance on any of the Seller Common Stock or the assets of Seller, or (iv) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Seller or the Subsidiary. Except as set forth on
SCHEDULE 2.4, there are no proceedings pending or threatened, against the Seller, the Subsidiary, the Stockholders, or any of the Seller Common Stock or the assets of Seller, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other Person which may result in liability to the Purchaser upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth on SCHEDULE 2.4, the corporate existence, business organization, and assets, including but not limited to the licenses, permits, authorizations and contracts, of the Seller or the Subsidiary will not be terminated or impaired by reason of the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

        SECTION 2.5 FINANCIAL STATEMENTS. The Seller has provided the Purchaser with true and complete copies of the compiled balance sheets of the Seller as of June 30, 1994, 1995 and 1996, and the related statements of income for the years ended June 30, 1995 and 1996, and the Subsidiary's compiled balance sheets as of October 31, 1994, 1995 and 1996, and the related statements of income for the years ended October 31, 1995 and 1996. The Seller has provided or will provide the Purchaser with the Seller's and the Subsidiary's unaudited balance sheets and the related statements of income, for each monthly period (unaudited) ending after June 30, 1996 and prior to the Closing. All of the foregoing balance sheets and the related consolidated statements of income of the Seller and the Subsidiary are collectively referred to as the "SELLER'S FINANCIAL STATEMENTS." Except as otherwise disclosed to the Purchaser in writing, the accounting records underlying the Seller's Financial Statements accurately and fairly reflect or will reflect, as the case may be, in all respects the transactions of the Seller and the Subsidiary. Except as otherwise disclosed to the Purchaser in writing, neither the Seller nor the Subsidiary has or will have, as the case may be, any liabilities or obligations of a type which should be included in or reflected on the Seller's Financial Statements if prepared in accordance with generally accepted accounting principles on a consistent basis with prior periods ("GAAP"), whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the SCHEDULE 2.5.

        SECTION 2.6 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Seller and the Subsidiary, all of which have been or will be made available to the Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including, but not limited to, the maintenance of an adequate system of internal controls. The minute books of the Seller and the Subsidiary contain accurate and complete records of all meetings held of and corporate action taken by, the stockholders and board of directors of the Seller and the Subsidiary and no meeting of such stockholders or of any such board of directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Purchaser.

        SECTION 2.7 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on SCHEDULE 2.7, since June 30, 1996 (the "BALANCE SHEET DATE") neither the Seller nor the Subsidiary has:

        (a) made any amendment to its Certificate of Incorporation or Bylaws or changed the character of its business in any manner;

        (b) suffered any Material Adverse Effect (as defined in SECTION 10.15) or any event, condition or contingency that will result in a Material Adverse Effect;

        (c) entered into any agreement, commitment or transaction except in the ordinary course of business;

        (d) except in the ordinary course of business, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or Liabilities;

        (e) increased the Long Term Debt (as defined in SECTION 10.15);

        (f) permitted or allowed any of its Properties (as defined in SECTION 10.15) or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent);

        (g) except in the ordinary course of business, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its Properties or assets;

        (h) disposed of or permitted to lapse any rights to the use of any Intellectual Property (as defined in SECTION 2.21), or disposed of or disclosed to any Person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

        (i) except for a pro rata bonus for Joe Trulove, deferred compensation arrangements paid to the Trusts and pro rata bonuses paid to certain key employees consistent with past practice of the Seller, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any Benefit Plans (as defined in SECTION 2.15(A)), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by the Seller or the Subsidiary of any kind or nature, for the directors, officers, employees or former employees of the Seller or the Subsidiary;

        (j) directly or indirectly declared, set aside or paid any dividend or made any distribution with respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities;

        (k) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any Person;

        (l) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock or authorized a stock split or otherwise changed its capitalization in any manner;

        (m) made any or acquiesced with any change in any accounting methods, principles or practices;

        (n) experienced any adverse change in relations with any customer or client described on SCHEDULE 2.11;

        (o) entered into any transaction, or entered into, modified or amended any Contract (as defined in SECTION 2.17) or commitment, other than in the ordinary course of business; or

        (p) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this
        SECTION 2.7 in the future so that any such representation would not be true in all respects as of the Closing.

        SECTION 2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent (i) fully reflected or reserved against on the Seller's Financial Statements, including the notes thereto, (ii) set forth on SCHEDULE 2.8, or
(iii) otherwise disclosed to the Purchaser in writing, the Seller and the Subsidiary as of the Balance Sheet Date did not have any Liabilities, including without limitation any Liabilities resulting from failure to comply with any Legal Requirement (as defined in SECTION 10.15) applicable to the Seller or any tax liabilities due or to become due and whether incurred in respect of or measured by the income or sales of the Seller for any period, or arising out of any transaction entered into or any state of facts existing, on or before the Balance Sheet Date. Except as otherwise disclosed to the Purchaser in writing, there is no basis for any assertion against the Seller or the Subsidiary, as of the Balance Sheet Date, of any Liabilities of any nature or in any amount not fully reflected or reserved against on the Seller's Financial Statements as of such date or specifically referred to in the notes thereto. Since the Balance Sheet Date, neither the Seller nor the Subsidiary has incurred any Liabilities except contractual Liabilities in the ordinary course of business consistent with past practice and otherwise in accordance with this Agreement.

        SECTION 2.9 RECEIVABLES. All trade accounts and notes receivable of the Seller and the Subsidiary that are reflected in the Seller's Financial Statements and all trade accounts and notes receivable of the Seller and the Subsidiary as of the Closing Date represent or will represent valid obligations arising from sales actually made in the ordinary course of business, and are collectible (excluding accounts written off in the ordinary course of business) net of any reserve shown of the Seller's Financial Statements and any reserve as of the Closing Date. The parties hereby agree that (i) the Seller and the Stockholders shall have no liability for a breach of the representations and warranties contained in this SECTION 2.9 unless the total of such uncollectible receivables shall exceed the sum of $300,000 plus any reserve for uncollectible receivables as of the Closing Date (which reserve as of the Closing Date shall not exceed the reserve, calculated as a percentage of total outstanding receivables, as of the date hereof), and (ii) such liability shall be offset, dollar for dollar, for collections by the Purchaser, if any, on any trade accounts and notes receivable previously written off by the Seller or the Subsidiary.

        SECTION 2.10 INVENTORIES. All inventories of the Seller and the Subsidiary, whether or not reflected in the Seller's Financial Statements, consist and on the Closing Date will consist of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Seller's Financial Statements. Except as set forth on SCHEDULE 2.10, no inventory is held by the Seller on consignment and no inventory of the Seller has been consigned to a third party.

        SECTION 2.11 SUPPLIERS AND CUSTOMERS.

        (a) SCHEDULE 2.11(a) sets forth a true and complete list of the five largest suppliers of the Seller and the Subsidiary, taken as a whole, for the twelve-month period ending with the Balance Sheet Date and the percentage of the Seller's and the Subsidiary's gross purchases for such period accounted for by each such supplier. Since the Balance Sheet Date, no supplier listed on SCHEDULE 2.11(A) has stopped or materially decreased, or has given notice or any indication to the Seller or the Subsidiary that it will stop or materially decrease, the rate of business conducted with the Seller or the Subsidiary.

        (b) SCHEDULE 2.11(b) sets forth a true and complete list of the 25 largest customers of the Seller and the Subsidiary, taken as a whole, for the twelve-month period ending with the Balance Sheet Date and the percentage of the Seller's and the Subsidiary's gross sales for such period accounted for by each such customer. Except as set forth on
        SCHEDULE 2.11(B), since the Balance Sheet Date, no customer listed on
        SCHEDULE 2.11(B) has stopped or materially decreased, or has given notice or any indication to the Seller or the Subsidiary that it will stop or materially decrease, the rate of business done with the Seller or the Subsidiary.

        SECTION 2.12 SELLER'S INDEBTEDNESS. The Seller has delivered to the Purchaser true and complete copies of all loan documents (the "SELLER LOAN DOCUMENTS") related to any indebtedness of the Seller or the Subsidiary (the "SELLER'S INDEBTEDNESS"), and made available to the Purchaser all correspondence concerning the status of the Seller's Indebtedness.

        SECTION 2.13 LITIGATION. Except as set forth on SCHEDULE 2.13, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Seller and the Stockholders, threatened against the Seller or the Subsidiary or involving any of their properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, Governmental Authority (as defined in SECTION 10.15), or other instrumentality or Person or any board of arbitration or similar entity (a "PROCEEDING"). The Seller or the Stockholders will notify the Purchaser immediately in writing of any Proceeding initiated against the Seller.

        SECTION 2.14 TAX MATTERS. The Seller and the Subsidiary have duly filed on a timely basis all Tax Returns (as hereinafter defined in SECTION 10.15) and statements required to be filed by any Governmental Authority with taxing power over them or their assets (the "FILED RETURNS"). Except as otherwise disclosed to the Purchaser in writing, all such Filed Returns were correct and complete in all respects. Except as otherwise disclosed to the Purchaser in writing, the Seller and the Subsidiary have paid, or have established adequate reserves for the payment of, all federal income taxes, state and local income taxes, and all franchise, property, sales, employment, or other taxes or levies of any nature, whether federal, state, local or foreign and all related governmental charges and any interest or penalties payable in connection with the payment of any of the foregoing (collectively, "TAXES"), required to be paid (whether or not shown on any Filed Return) with respect to the periods covered by the Filed Returns. Neither the Seller nor the Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where either of the Seller or the Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any assets of the Seller or the Subsidiary that arose in connection with any failure (or alleged failure) to pay any tax. Except as otherwise disclosed to the Purchaser in writing, with respect to the periods for which returns have not yet been filed, the Seller has established and will establish adequate reserves, clearly and sufficiently reflected on the Seller's Financial Statements, for the payment of all Taxes. Except as set forth in
SCHEDULE 2.14 or as otherwise disclosed to the Purchaser in writing, the Seller has no direct or indirect liability for the payment of any Taxes in excess of amounts paid or reserves established. Each of the Seller and the Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither the Seller nor any director or officer (or employee responsible for Tax matters) of either the Seller or the Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any tax liability of any of the Seller or the Subsidiary either (a) claimed or raised by any authority in writing or (b) as to which either the Seller or the Subsidiary and the directors and officers (and employees responsible for Tax matters) of the Seller and the Subsidiary has knowledge based upon personal contact with any agent of such authority. Seller has listed on SCHEDULE 2.14 all federal, state, local and foreign income Tax Returns filed with respect to either the Seller or the Subsidiary for taxable periods ended on or after June 30, 1990. SCHEDULE 2.14 indicates those Tax Returns that have been audited, and indicates those Tax Returns that are currently the subject of audit. The Seller and the Subsidiary have delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by either the Seller or the Subsidiary since June 30, 1990. Except as set forth in SCHEDULE 2.14, neither the Seller nor the Subsidiary has waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Seller nor the Subsidiary has filed a consent under Code ss.341(f) concerning collapsible corporations. Neither the Seller nor the Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate either the Seller or the Subsidiary to make any payments that will not be deductible under Code ss.280(G). Neither the Seller nor the Subsidiary has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Except as set forth in SCHEDULE 2.14, neither the Seller nor the Subsidiary is a party to any Tax allocation or sharing agreement. Except as otherwise disclosed to the Purchaser in writing, each of the Seller and the Subsidiary has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Neither the Seller nor the Subsidiary (a) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group, the common parent of which was a Seller) or (b) has any liability for the Taxes of any person (other than either of the Seller or the Subsidiary) under Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract, or otherwise. Neither the Seller nor the Subsidiary has filed any Forms 1139 (Application for Tentative Refund). No sales, use, income, franchise or other transfer tax of type whatsoever is required to be paid by the Purchaser or the Seller with respect to the transfer of the Stock provided herein.

        SECTION 2.15 EMPLOYEE BENEFIT PLANS. The following are true and correct:

        (a) With respect to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, policy, program, arrangement or understanding (whether or not legally binding) including "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section (3)(1) of ERISA) (sometimes referred herein as "WELFARE PLAN") (collectively, "PLANS") providing benefits to any current or former employee, officer or director of the Seller or any of the Subsidiary that are in effect on the date hereof, and all Plans currently maintained, or contributed to, or required to be maintained or contributed to, by the Seller or any other person or entity that, together with the Seller or the Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Tax Code or
        Section 4001(a)(14) or 4001(b) of ERISA (each a "COMMONLY CONTROLLED ENTITY") (including each Pension Plan that the Seller or any Commonly Controlled Entity that is, or within the last six years was, subject to Title IV of ERISA and for which the Seller or the Subsidiary could have material liability) (all of the foregoing such plans being herein referred to as "BENEFIT PLANS"), the Seller has delivered, or caused to be delivered, to Purchaser true, complete and correct copies of (i) each Benefit Plan, (ii) annual reports (Forms 5500) and all schedules thereto filed with the Internal Revenue Service with respect to each Benefit Plan for the past five years (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity contract, investment management agreement, and any other insurance contract or funding arrangement relating to any Benefit Plan;
        (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA; and (vi) a list of the Benefit Plans.

        (b) SCHEDULE 2.15(B) lists each deferred compensation plan, bonus and incentive arrangement, stock option plan, restricted stock arrangement, "cafeteria plan" as described in Section 125 of the Tax Code and any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by the Seller or the Subsidiary or to which the Seller or the Subsidiary contributes or is required to contribute, and sets forth the amount of any liability of the Seller or the Subsidiary for contributions more than 30 days past due with respect to each as of the date hereof and as of the end of any subsequent month ending prior to the Closing.

        (c) Neither the Seller nor any Commonly Controlled Entity nor any entity that has ever been a Commonly Controlled Entity has ever maintained any Pension Plan which is a defined benefit plan.

        (d) No Welfare Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by
        Section 4980B of the Tax Code and Sections 601-608 of ERISA.

        (e) Each Benefit Plan has been administered in accordance with its terms. All of the Benefit Plans and any related funding instruments comply, and have complied in the past, both as to form and operation in all material respects (including, but not limited to applicable reporting and disclosure requirements) with the provisions of ERISA, the Tax Code and with all other applicable laws, rules and regulations. Unless otherwise listed in SCHEDULE 2.15(E), with respect to each Pension Plan that is intended to be tax-qualified under Section 401(a) of the Tax Code, a favorable determination letter as to the qualification under the Tax Code of each such Pension Plan and each amendment thereto has been issued by the IRS, including any such letter that covers the amendments required by the Tax Reform Act of 1986 (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in, the revocation of such determination). No event or condition exists which could reasonably be expected to adversely affect the qualified status of a Benefit Plan that is a Pension Plan.

        (f) Neither the Seller nor any Commonly Controlled Entity, nor any plan fiduciary of any Benefit Plan or, to the best knowledge of the Seller and the Stockholders, any other party in interest of any Benefit Plan, has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Tax Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Tax Code) or engaged in any other breach of fiduciary responsibility that could subject the Seller, the Subsidiary or any officer of the Seller or the Subsidiary to tax or penalty under ERISA, the Tax Code or other applicable law. Neither any Benefit Plan that is a Pension Plan or a funded Welfare Plan nor any trust of such plan has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to a Benefit Plan that is a Pension Plan, as to which the Seller or the Subsidiary could have any liability.

        (g) Neither the Seller nor any Commonly Controlled Entity has ever maintained or contributed to, or has participated in or agreed to participate in, a multi-employer plan (as defined in Section 3(37) of ERISA), and neither Seller nor any Commonly Controlled Entity could have any liability under a multi-employer plan.

        (h) None of the Benefit Plans that is a Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Tax

        Code), and there has been no application for a waiver of the minimum funding standards imposed by Section 412 of the Tax Code with respect to any such Pension Plan.

        (i) Except as set forth on SCHEDULE 2.15(I), there are no claims pending with respect to, or under, any Benefit Plan other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans, and no such claim, dispute or litigation appears reasonably likely to arise to Seller.

        (j) Except as set forth on SCHEDULE 2.15(J), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by the Seller, the Purchaser, as successor to the Seller or the Subsidiary, or any Commonly Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Tax Code), or otherwise) becoming due to any employee, or (ii) increase or vest any benefits otherwise payable under any Benefit Plan.

        (k) With respect to any Benefit Plan that is a Welfare Plan (i) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Tax Code, (ii) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Tax Code, complies in all material respects with the applicable requirements of Section 4980B of the Tax Code and Sections 601-609 of ERISA, and (iii) each such Benefit Plan may be amended or terminated without any liability to the Seller or the Subsidiary on or at any time after the consummation of this Agreement.

        (l) Neither the Seller, nor the Subsidiary nor a Commonly Controlled Entity has incurred any material liability with respect to a Pension Plan (other than for contributions not yet due) and to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

        (m) Except as set forth on SCHEDULE 2.15(M) or as required by applicable law, since June 30, 1996 there has not been any adoption of amendment in any material respect of any Benefit Plan. Except as disclosed on
        SCHEDULE 2.15(M), there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Seller or the Subsidiary and any current or former employee, officer or director of the Seller or the Subsidiary.

        (n) Except as set forth in SCHEDULE 2.15(N), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Seller or the Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Tax Code).

        SECTION 2.16 EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 2.16, neither the Seller nor the Subsidiary is a party to any oral or written contracts or agreements granting benefits or rights to any employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Seller or the Subsidiary before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Seller or the Subsidiary, nor any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Seller and the Subsidiary are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Seller nor the Subsidiary is engaged in any unfair labor practice.

        SECTION 2.17 LEASES, CONTRACTS AND AGREEMENTS. SCHEDULE 2.17 sets forth an accurate and complete description of all leases, subleases, licenses, commitments, contracts and agreements (whether written or oral, and whether or not legally binding or enforceable) to which the Seller and the Subsidiary are parties or by which the Seller or the Subsidiary are bound which obligate or may obligate the Seller and/or the Subsidiary in the aggregate for an amount in excess of $10,000 over the entire term of any such agreement or contract, or related agreements or contracts of a similar nature which in the aggregate obligate or may obligate the Seller and/or the Subsidiary in the aggregate for an amount in excess of $10,000 over the entire term of such related agreements or contracts (the "CONTRACTS"). Such Schedule provides reasonably complete details concerning such Contracts, identifying among other things, the parties to the Contract, the nature of the Contract, and the amount of the remaining commitment of the Seller thereunder. The Seller and the Stockholder have delivered to the Purchaser true and correct copies of all Contracts. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts, enforceable in accordance with their terms, and are in full force and effect. Except as set forth on SCHEDULE 2.17, all rent and other payments by the Seller or the Subsidiary under the Contracts are current, there are no existing defaults by the Seller or the Subsidiary under the Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder. The terms and conditions of all such contracts, agreements, or commitments are reasonable and customary in the industries and trades in which the Seller or the Subsidiary operates, and there are no extraordinary terms contained therein. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any amounts paid or payable to the Seller or the Subsidiary under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation, and no such Person has made written demand for such renegotiation. The Seller and the Subsidiary has good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

        SECTION 2.18 RELATED TRANSACTIONS. Except as set forth on SCHEDULE 2.18, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Seller or the Subsidiary, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any stockholder of the Seller, or any Affiliate of the Seller or any stockholder of the Seller.

        SECTION 2.19 COMPLIANCE WITH LAWS.

        (a) Except as set forth on SCHEDULE 2.19, neither the Seller nor the Subsidiary is in material default with respect to or in violation (and has not been in material violation of during the five-year period prior to the date hereof) of (i) any judgment, order, writ, injunction or decree of any court or (ii) any Legal Requirement of any Governmental Authority. The consummation of the transactions contemplated by this Agreement will not constitute such a material default or violation as to the Seller or the Subsidiary. The Seller and the Subsidiary have all permits, licenses, and franchises from Governmental Authorities required to conduct their businesses as are now being conducted, and except as set forth on SCHEDULE 2.19, the consummation of the transactions contemplated by this Agreement will not constitute a material violation of any permit, license or franchise from a Governmental Authority, and except as set forth on SCHEDULE 2.19, after the consummation of the transactions contemplated by this Agreement, the Purchaser will have exactly the same rights as the Seller or the Subsidiary had prior to the consummation of the transactions contemplated by this Agreement in such permits, licenses or franchises from a Governmental Authority without impairment or change of any kind.

        (b) Set forth on SCHEDULE 2.19 are all the Governmental Authorizations held by the Seller and the Subsidiary on the date hereof, which constitute all of the Governmental Authorizations necessary to permit the Seller and the Subsidiary to own, operate, use, and maintain their assets in the manner in which they are now operated and maintained and to conduct their businesses as now being conducted. All required filings with respect to such Governmental Authorizations have been timely made and all required applications for renewal thereof have been timely filed. All such Governmental Authorizations are in full force and effect and there are no proceedings pending or threatened that seek the revocation, cancellation, suspension, or adverse modification thereof.

        SECTION 2.20  INSURANCE.

        (a) SCHEDULE 2.20 contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers' compensation, liability and other forms of insurance owned or held by the Seller and the Subsidiary and, except as set forth on SCHEDULE 2.20, the Seller and the Subsidiary have had similar insurance in force for at least the last five years. Such description provides reasonably complete details concerning such policies, identifying among other things, (i) the issuer of each such policy, (ii) the amount of coverage still available and outstanding under each such policy, (iii) whether each such policy is a "claims made" or an "occurrences" policy, and (iv) any retrospective premium adjustments of which the Seller or the Stockholder has knowledge. True and complete copies of such policies have been delivered to the Purchaser.

        (b) Except as set forth on SCHEDULE 2.20, all policies described in paragraph (a) hereof (i) are issued by insurance companies reasonably believed by the Seller and the Stockholders to be financially sound and reputable, (ii) are sufficient for compliance with all Legal Requirements and all Contracts or applicable agreements to which the Seller or the Subsidiary is a party or by which it is bound, (iii) are valid, outstanding, and enforceable policies, (iv) provide adequate insurance coverage for the assets and the operations of the Seller and the Subsidiary for all risks normally insured against by an entity carrying on the same business or businesses as the Seller, and (iv) will not in any way be affected by, terminate, or lapse by reason of, the transactions contemplated by this Agreement.

        (c) Except as set forth on SCHEDULE 2.20, neither the Seller, the Subsidiary nor the Stockholders have received (i) any notice of cancellation of any policy described in paragraph (a) hereof or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy or other insolvency laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

        SECTION 2.21 PATENTS, TRADEMARKS AND COPYRIGHTS.

        (a) Except as set forth on SCHEDULE 2.21, neither the Seller nor the Subsidiary requires the use of any patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service name, brand name, brand marks, service mark, mask work, copyright, software or any trade secret (collectively "INTELLECTUAL PROPERTY") for its business or operations.
        SCHEDULE 2.21 lists all Intellectual Property the Seller and the Subsidiary own or licenses or otherwise have the right to use and lists whether the Seller or the Subsidiary owns, licenses or otherwise has the right to use each such item. SCHEDULE 2.21 sets forth a complete list of all license fees, rents, royalties or other charges that the Seller or the Subsidiary are required or obligated to pay with respect to the Intellectual Property.

        (b) SCHEDULE 2.21 sets forth a complete and correct list and summary description of all the Intellectual Property applicable to the business of the Seller and the Subsidiary, together with a complete list of all licenses granted by or to the Seller and the Subsidiary with respect to any of the Intellectual Property. The Intellectual Property constitute all the intellectual properties used in the business of the Seller and the Subsidiary.

        (c) The intellectual properties in the Intellectual Property are valid and subsisting and not unenforceable in whole or part, and the Seller or the Subsidiary has sole and full title to the Intellectual Property except as set forth on SCHEDULE 2.21, free and clear of all claims, liens, encumbrances, mortgages, licenses (either as licensee or licensor), including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such Intellectual Properties and no other Person has or shall have any claim of ownership with respect to the Intellectual Properties whatsoever. None of the Intellectual Property is dependent upon any other intellectual property in order to freely operate or be utilized in the manner heretofore utilized by the Seller and the Subsidiary in their businesses.

        (d) Except as set forth in any license or other agreements or other reason set forth on SCHEDULE 2.21, the Seller and the Subsidiary have the right and license to use, sublicense, assign, modify and transfer the Intellectual Property, free and clear of any limitations or encumbrances and the Purchaser may use all Intellectual Property after the Closing to the same extent as the Seller used them prior to the Closing, without encumbrances of third parties.

        (e) Neither the Seller nor any of its officers, shareholders, directors or the Subsidiary is currently in receipt of any notice of any violation of, and neither the Seller nor the Subsidiary is violating or infringing upon and has not for the last six years violated or infringed, the rights of any other Person in any trademark, trade name, service mark, copyright, mask work, trade secret, know-how, patent, software, or other intangible property right or asset, or has conducted any acts of unfair competition.

        (f) Neither the Seller nor the Subsidiary is aware that any other Person is infringing any intellectual property rights of the Seller or the Subsidiary with respect to the Intellectual Property.

        (g) The Seller, the Subsidiary and the Stockholders shall keep confidential and not disclose to any third party any trade secrets among the Intellectual Property, except such of said trade secrets as now are or hereinafter become published or otherwise generally available to the public other than through the direct or indirect actions of the Seller, the Subsidiary or the Stockholders; even after any trade secrets become generally available to the public, the Seller, the Subsidiary and the Stockholders shall not disclose, without the Purchaser's prior written approval, the fact that such trade secrets were furnished to the Purchaser by the Seller or the Subsidiary or originated with the Seller or the Subsidiary or the Stockholders; the Seller and the Subsidiary shall advise its employees and other personnel who at any time have access to such trade secrets of the obligations assumed hereunder by the Seller and the Subsidiary.

        SECTION 2.22 ENVIRONMENTAL MATTERS. Without in any manner limiting any other representations and warranties set forth in this Agreement and except as set forth in SCHEDULE 2.22:

        (a) Neither the Seller, the Subsidiary nor their Business Facilities (as hereinafter defined in SECTION 10.15), is in violation of, or has violated, or has been or is in non-compliance with, any Environmental Laws (as hereinafter defined in SECTION 10.15) in connection with the ownership, use, maintenance or operation of, or conduct of the business of the Seller or the Subsidiary or any of their Business Facilities.

        (b) Without in any manner limiting the generality of subparagraph (a) above:

               (i) Except in compliance with Environmental Laws (including, without limitation, by obtaining necessary Environmental Permits (as hereinafter defined in SECTION 2.22(B)(IV) below)), no Materials of Environmental Concern (as defined in SECTION 10.15) have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened), on, under or about any Business Facility or transferred or transported to or from any Business Facility, and to the knowledge of the Seller and the Stockholders, no Materials of Environmental Concern have been generated, manufactured, stored or treated or disposed of, or in any other way released (and no release is threatened), on, under, about or from any property adjacent to any current Business Facility;

               (ii) The Seller and the Subsidiary are not now, and will not be in the future, as a result of the operation or condition of the business of the Seller and the Subsidiary on or prior to the Closing Date, subject to any: (a) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment whether on or off any Business Facility; (b) reclamation, decontamination or Remediation (as defined in SECTION 10.15) requirements under Environmental Laws, or any reporting requirements related thereto; or (c) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

               (iii) There are no Environmental Claims known, pending or threatened against the Seller or the Subsidiary, or any of their Business Facilities, and there is no basis for any such Environmental Claims;

               (iv) The Seller, the Subsidiary and all of their Business Facilities have all permits, licenses, registrations, identification numbers, applications, consents, variances, notices of intent, and other authorizations (collectively, "ENVIRONMENTAL PERMITS") necessary to comply with Requirements of Environmental Laws (as defined in SECTION 10.15) governing the Seller and the Subsidiary and/or the business of the Seller and the Subsidiary; the Seller and the Subsidiary have all environmental and pollution control equipment necessary for compliance with all Environmental Laws (including, without limitation, for compliance with all applicable Environmental Permits) and operation of the business of the Seller as presently conducted; and the Seller, the Subsidiary and their Business Facilities are in compliance with all terms and conditions of such required Environmental Permits and will be in such compliance after the consummation of the transactions herein contemplated;

               (v) There are no, nor have there ever been any, storage tanks or solid waste management units located on or under any Business Facility of the Seller or the Subsidiary, and there are no Materials of Environmental Concern on any Business Facility of the Seller or the Subsidiary in an amount exceeding background levels for such geographic area or which would require reporting to any Governmental Authority or Remediation to comply with Requirements of Environmental Laws (as hereinafter defined);

               (vi) To the knowledge of the Seller and the Stockholders, none of the off-site locations where Materials of Environmental Concern generated from any Business Facility of the Seller or the Subsidiary (or for which the Seller or the Subsidiary has arranged for their disposal) has been stored, treated, recycled, disposed of or released has been nominated or identified as a facility which is subject to an existing or potential claim under Environmental Laws;

               (vii) Neither the Seller nor the Subsidiary has been named as a potentially responsible party under, and no Business Facility of the Seller or the Subsidiary has been nominated or identified as a facility which is subject to an existing or potential claim under CERCLA or comparable Environmental Laws, and no Business Facility of the Seller or the Subsidiary is subject to any lien arising under Environmental Laws;

               (viii) Neither the Seller nor the Subsidiary has received any notice of any release or threatened release of Materials of Environmental Concern, or of any violation of, noncompliance with, or remedial obligation under, Environmental Laws or Environmental Permits, relating to the ownership, use, maintenance, or operation of any Business Facility of the Seller or the Subsidiary, nor is there any basis for any of the foregoing, nor has the Seller nor the Subsidiary voluntarily undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement for the payment of costs associated with such activity;

               (ix) The Seller and the Stockholders are not aware of any Requirement of Environmental Laws that will require future compliance costs on the part of the Seller or the Subsidiary in excess of Ten Thousand Dollars ($10,000) above costs currently expended in the ordinary course of business;

               (x) There are no present or past events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance by the Seller or the Subsidiary with Requirements of Environmental Laws or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against the Seller, the Subsidiary or any of the Assets;

               (xi) There are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which the Seller or the Subsidiary has agreed to, assumed or retained, by contract (whether written or oral, and whether enforceable or unenforceable) or otherwise;

               (xii) The Seller and the Subsidiary have filed all notices, notifications, financial security, waste management plans, or applications which are required to be obtained or filed by the Seller and the Subsidiary for the operation of their businesses or the use or operation of any Business Facility of the Seller or the Subsidiary;

               (xiii) The Seller, the Subsidiary and each Business Facility is in compliance with all other applicable limitations, restrictions, conditions, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and

               (xiv) No current Business Facility (or equipment thereon) of the Seller or the Subsidiary contains any asbestos-containing materials or polychlorinated biphenyls in any form nor any wetland areas or other land subject to restricted development under Environmental Laws.

        SECTION 2.23 REGULATORY ACTIONS. Except as set forth on SCHEDULE 2.23, there are no actions or Proceedings (as defined in SECTION 2.13) pending or threatened against the Seller, the Subsidiary or any of the Business Facilities by or before the Environmental Protection Agency or any other Governmental Authority. Except as set forth on SCHEDULE 2.23, neither the Seller nor the Subsidiary is subject to any formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over it.

        SECTION 2.24 TITLE TO PROPERTIES; ENCUMBRANCES. SCHEDULE 2.24 is a true and complete description of all real property, leaseholds or other interests in real property and all machinery, equipment, furniture, fixtures, vehicles and other fixed assets owned or leased by the Seller. The Seller has unencumbered, good, legal and marketable title to all of the Assets, real and personal, including, without limitation, all the properties and assets reflected in the Seller's Financial Statements, except for those properties and assets disposed of for fair market value in the ordinary course of business since the Balance Sheet Date and otherwise in accordance with this Agreement. Except as set forth on SCHEDULE 2.24, the Seller has a title policy in full force and effect from a title insurance company which is solvent, insuring good and indefeasible title to any real property owned by the Seller in favor of the Seller. The Seller has made available to the Purchaser all of the files and information in the possession of the Seller concerning such properties, including any title exceptions which might affect marketable title or value of such property. The Seller and the Subsidiary hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their businesses as it is currently being conducted. Except as set forth on SCHEDULE 2.24, the Seller and the Subsidiary own all furniture, equipment, and other property used to transact business presently located on their premises.

        SECTION 2.25 CONDITION AND SUFFICIENCY OF ASSETS. Except as set forth on
SCHEDULE 2.25, the buildings, plants, structures and equipment leased or owned by the Seller and its Subsidiary are structurally sound with no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment leased or owned by the Seller and the Subsidiary are sufficient for the continued conduct by the Purchaser of the Seller's and the Subsidiary's business after the Closing in substantially the same manner as conducted prior to the Closing.

        SECTION 2.26 REPRESENTATIONS NOT MISLEADING. No representation or warranty by the Seller or the Stockholders in this Agreement, nor any statement, summary, exhibit or schedule furnished to the Purchaser by the Seller or the Stockholders under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

        SECTION 2.27 BROKERS; FINANCIAL ADVISORS. Neither the Stockholders, the Seller nor any of its officers, directors or employees, on behalf of Seller or the Stockholders or the Subsidiary or its or their respective Boards of Directors (or any committee thereof), has employed any investment bank, financial advisor, broker or finder or incurred any liability for any investment bank, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

        SECTION 2.28  368 REPRESENTATIONS.

        (a) There is no present plan, intention or arrangement by any Stockholder to sell or otherwise dispose of shares of Purchaser Common Stock received pursuant to the Merger that would reduce all such Stockholders' holdings to a number of shares having a total fair market value at the Effective Time of less than 50% of the total fair market value of all of Seller's capital stock outstanding immediately prior to the Effective Time. For purposes of this SECTION 2.28, shares of Seller's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of Seller outstanding immediately prior to the Merger.

        (b) Purchaser will not assume any debts or obligations of the holders of the Seller Common Stock as part of the Merger.

        (c) The liabilities of Seller and the liabilities to which the assets of Seller are subject were incurred by Seller in the ordinary course of its business.

        (d) Seller and the Stockholders will pay their own expenses which are incurred in connection with the Merger.

        (e) Seller has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

        (f) Seller is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Tax Code.

        (g) Seller is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Tax Code.

        SECTION 2.29 NO INTENT TO DISTRIBUTE. The Stockholders hereby represent and warrant to the Purchaser that any Purchaser Common Stock to be acquired pursuant to this Agreement is being purchased by Stockholders, and shall be held by Stockholders, for their own account and not with a view to its public distribution.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby makes the representations and warranties set forth in this ARTICLE III to the Seller and the Stockholders.

        SECTION 3.1 ORGANIZATION AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

        SECTION 3.2 AUTHORITY. No corporate proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and is a valid, legally binding and enforceable obligation of the Purchaser. There are no proceedings pending or, to the knowledge of the Purchaser, threatened, against it, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other Person which seek to prevent or delay the consummation of the transactions contemplated hereby. The Registration Rights Agreement, when executed and delivered by the Purchaser, will be a valid and legally binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

        SECTION 3.3 CONSENTS AND APPROVALS. No prior consent, approval or authorization of, or declaration, filing or registration with, any Person is required of or by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement.

                                   ARTICLE IV.
                 OBLIGATIONS OF THE SELLER AND THE STOCKHOLDERS
                                 PENDING CLOSING

        During the period commencing on the date of this Agreement through the Closing Date, the Seller hereby covenants and agrees to comply, and the Stockholders hereby covenant and agree to cause the Seller and the Subsidiary to comply, with the covenants and agreements contained in this ARTICLE IV, to wit:

        SECTION 4.1 AFFIRMATIVE COVENANTS OF THE SELLER. For so long as this Agreement is in effect, the Seller and the Subsidiary shall, except as specifically contemplated by this Agreement:

        (a) operate and conduct its business in the ordinary course;

        (b) preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations, Governmental Authorizations, Environmental Permits and business opportunities and retain the services of its present officers, employees and agents;

        (c) comply with all contractual obligations applicable to its operations;

        (d) maintain all of is assets in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in SCHEDULE 2.20 or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are consistent with the existing insurance coverages;

        (e) in good faith and in a timely manner (i) cooperate with the Purchaser in satisfying the conditions in this Agreement, (ii) obtain as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for the Purchaser and the Seller (or any of them) to carry out and consummate the transactions contemplated by this Agreement and continue the business of the Seller and the Subsidiary, (iii) furnish information concerning the Seller and the Subsidiary not previously provided to the Purchaser required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be con summated at the earliest possible date;

        (f) comply in all material respects with all Legal Requirements applicable to it and the conduct of its business;

        (g) promptly notify the Purchaser upon obtaining knowledge of any additional default, event of default or condition which with the passage of time or giving of notice would constitute an additional default or event of default under any of the Seller Loan Documents or Contracts and promptly notify and provide copies to the Purchaser of any material written communications concerning such default;

        (h) between the date of this Agreement and Closing, promptly give written notice to the Purchaser upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Seller contained in or referred to in this Agreement to be untrue or misleading;

        (i) deliver to the Purchaser a list (SCHEDULE 4.1(I)), dated as of the Closing Date, showing (i) the name of each bank or institution where the Seller and the Subsidiary has accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each Person authorized to draw thereon or have access thereto;

        (j) deliver to the Purchaser a list (SCHEDULE 4.1(J)) certified by an officer of the Seller, dated as of the Closing Date, showing every Liability and obligation of the Seller and the Subsidiary, except arising in the ordinary course of its business, incurred after the date hereof;

        (k) promptly notify the Purchaser of any change or inaccuracies in any data previously given or made available to the Purchaser pursuant to this Agreement;

        (l) (without making or increasing any commitment which would be binding on the Seller or the Subsidiary) preserve the goodwill of, and its good relationships with, its suppliers, customers, landlords and others having business relations with it;

        (m) expeditiously cause the administrator of each of the Seller's and the Subsidiary's Benefit Plans to provide the Purchaser with all information that the Purchaser deems necessary or advisable with respect to such Benefit Plans; and

        (n) subject to SECTION 5.2(D), remove, at their sole cost and expense, any underground storage tanks and related dispensing equipment or piping on or under any Property, and convey the Property free from the presence of any hazardous substance or petroleum substance in any concentration exceeding background levels associated with such underground tanks and related equipment, except as may be disclosed by the Seller to the Purchaser in writing prior to Closing. Prior to the Closing Date, the Seller and the Stockholders shall deliver to the Purchaser a report, prepared by an environmental consulting company and using a scope of work approved in advance by the Purchaser, which demonstrates to the Purchaser's satisfaction that the Seller and the Subsidiary have fulfilled the obligations under the preceding sentence and have obtained written evidence from any applicable Governmental Authority that the removal of all underground storage tanks has been completed and no further action is necessary to comply with any applicable Environmental Laws (the "CLOSURE LETTER") or specifying such further action necessary to comply with such laws. Any Phase I or Phase II Environmental Inspections (as hereinafter defined) conducted in connection with the foregoing shall be at the sole discretion of the Purchaser; provided, however, the (i) the costs and expenses incurred in connection with any Phase I Environmental Inspections shall be the sole responsibility of the Purchaser, and (ii) the costs and expenses incurred in connection with any Phase II Environmental Inspections shall be borne equally between the Purchaser, on the one hand, and the Seller and the Subsidiary, on the other hand; provided, further, that the costs of any soil or groundwater sampling required to perform the removal of underground storage tanks and related equipment or piping in compliance with applicable Environmental Laws and as necessary to obtain the Closure Letter shall be the sole responsibility of the Seller and the Subsidiary, subject to SECTION 5.2(D).

        SECTION 4.2 NEGATIVE COVENANTS OF THE SELLER. Except with the prior written consent of the Purchaser or as otherwise specifically permitted by this Agreement, neither the Seller nor the Subsidiary will, from the date of this Agreement to the Closing:

        (a) make any amendment to its Certificate of Incorporation or Bylaws;

        (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after written notice to the Purchaser;

        (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

        (d) contract to create any obligation or Liability except in the ordinary course of business;

        (e) increase the amount of the Long Term Debt;

        (f) contract to create any mortgage, pledge, lien, security interest or encumbrance, restriction, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent);

        (g) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its Properties or assets, except in the ordinary course of business;

        (h) sell any real estate owned as of the date of this Agreement or acquired thereafter except for fair market value in the ordinary course of business;

        (i) dispose of or permit to lapse any rights to the use of any Intellectual Property or dispose of or disclose to any Person other than its employees any material trade secret not theretofore a matter of public knowledge;

        (j) except for a pro rata bonus for Joe Trulove, deferred compensation arrangements for the Trusts and the payment of certain accounts payable to Joe Trulove, in each case consistent with past practice of the Seller, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other Person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

        (k) except as contemplated in SECTION 1.2, declare, pay or set aside for payment any dividend or other distribution or payment in respect of the Seller Common Stock;

        (l) acquire the capital stock or other equity securities or interest of any Person or acquire all or substantially all of the assets of any Person;

        (m) make any capital expenditure or a series of expenditures of a similar nature in excess of $150,000 in the aggregate;

        (n) make any income tax or franchise tax election or settle or compromise any other tax liability;

        (o) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any Contract or commitment other than in the ordinary course of business;

        (p) increase the amount of any indebtedness owed by the Seller or the Subsidiary to any stockholder of the Seller or Affiliate of any such stockholder, or to the Seller or the Subsidiary from any such stockholder or Affiliate of any such stockholder;

        (q) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Seller or the Subsidiary;

        (r) make any investments except in the ordinary course of business;

        (s) sell or contract to sell any part of the Seller's or the Subsidiary's premises without the approval of the terms and conditions of such sale by Purchaser;

        (t) change any fiscal year or the length thereof;

        (u) enter into any agreement, understanding or commitment, written or oral, with any other Person which is in any manner inconsistent with the obligations of the Seller or the Stockholders under this Agreement or any related written agreement;

        (v) change the banking arrangements and signature authorities currently in effect or grant any general or special power of attorney;

        (w) knowingly waive any material right without receiving fair consideration;

        (x) without Purchaser's prior written consent, vote the shares of or take any action as a shareholder, officer, employee or director of an Affiliate except in the ordinary course of business; or

        (y) agree to do any of the things described in clauses (a) through (x) of this SECTION 4.2.

                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

        SECTION 5.1 ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS. During the pendency of the transactions contemplated hereby, the Seller and the Stockholders shall give the Purchaser, its legal counsel, accountants and other representatives full access (and shall otherwise fully cooperate, including by making available copies of all of the following which are susceptible to photostatic reproduction), during normal business hours, throughout the period prior to the Closing, to all of the Seller's and the Subsidiary's books, Contracts, Properties, premises, permits, Environmental Permits, licenses, Governmental Authorizations, commitments of any nature (whether oral or written) and records, and shall permit the Purchaser and such representatives to make such inspections (including without limitation, with regard to such Properties, physical inspection of the surface and subsurface thereof and any structure thereon) and to have discussions with material suppliers and customers of the Seller and the Subsidiary as the Purchaser and such representatives may require and furnish to the Purchaser and such representatives during such period all such information concerning the Seller and its affairs as they may reasonably request. The Purchaser agrees that all discussions and communications with suppliers and customers of the Seller and the Subsidiary will be with the consent and cooperation of the Seller.

        SECTION 5.2 ENVIRONMENTAL INVESTIGATION.

        (a) The Purchaser and its consultants, agents and representatives, shall have the right, to the same extent that the Seller has such right, but not the obligation or responsibility, to inspect the Property, and the Seller agrees to permit the Purchaser and its consultants, agents and representatives to inspect the Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("ENVIRONMENTAL INSPECTIONS") at any time. The Purchaser shall notify the Seller prior to any physical inspections of Property.

        (b) The Seller and the Stockholders agree, jointly and severally, to indemnify and hold harmless the Purchaser for any claims for damage to property or injury or death to Persons in connection with any Environmental Inspection directly or indirectly attributable to the negligent actions or negligent omissions of the Seller, any Stockholder or their respective agents or representatives. The Purchaser agrees to indemnify and hold harmless the Seller for any claims for damage to the Property directly or indirectly attributable to the negligent actions or negligent omissions of the Purchaser, or its agents or representatives, in performing any Environmental Inspection except to the extent caused by the negligence of the Seller, any Stockholder or their respective agents or representatives. The Purchaser shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, the Purchaser shall have no obligation to make any reports to any Governmental Authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Seller. The Purchaser shall not have any liability to the Seller, any stockholder of the Seller, or any other Person for making any report of such results to any Governmental Authority.

        (c) The Seller and the Stockholders agree to make available to the Purchaser and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Seller and the Stockholders also agree that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with the Purchaser and shall be entitled to certify the same in favor of the Purchaser and its consultants, agents and representatives and make all other data available to the Purchaser and its consultants, agents and representatives. The Purchaser agrees to provide the Seller with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

        (d) If, prior to Closing, as a result of the Purchaser's Environmental Inspections or otherwise, the parties should discover an environmental condition at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Property for which Remediation shall be necessary in order to comply with Requirements of Environmental Laws (an "ENVIRONMENTAL CONDITION"), the Seller shall be responsible for the costs of such Remediation up to a maximum of $200,000, which shall include costs incurred pursuant to SECTION 4.1(N) above. Such costs incurred by the Seller shall not result in a reduction of the merger consideration paid under ARTICLE I hereof.

        SECTION 5.3 HOLDING OF PURCHASER COMMON STOCK. The Stockholders hereby agree with the Purchaser, the Seller and the Surviving Corporation that no Stockholder will, during the period beginning at the Effective Time and ending on the second anniversary of the Effective Time, sell or otherwise dispose of any of the Purchaser Common Stock received pursuant to the Merger if such sale or disposition would reduce all such Stockholders' holdings to a number of shares having a total fair market value at the Effective Time of less than 50% of the total fair market value of all of Seller's capital stock outstanding immediately prior to the Effective Time. Any sale or disposition in violation of this SECTION 5.3 shall be invalid, null and void. With respect to those shares to which the restriction provided by this SECTION 5.3 applies, to ensure compliance by the Stockholders with this SECTION 5.3, the Stockholders agree that the Purchaser may place appropriate stock transfer instructions with its transfer agent and in its stock ledgers, and a legend may be placed on the stock certificate or certificates representing the number of shares subject to the restriction contained in this SECTION 5.3 that will read as follows:

               PURSUANT TO AN AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 11, 1997, BY AND AMONG THE YORK GROUP, INC., YORK ACQUISITION CORP. II, WEST POINT CASKET COMPANY, INC., JOE TRULOVE, THE

               DILLARD EUGENE TRULOVE TRUST A AND THE DILLARD EUGENE TRULOVE TRUST B, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED FOR CERTAIN PERIODS SET FORTH IN SUCH AGREEMENT. A COPY OF SUCH RESTRICTIONS WILL BE PROVIDED TO THE PROSPECTIVE PURCHASERS, PLEDGEES OR OTHER TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE UPON REQUEST.

        SECTION 5.4 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, the Purchaser, the Seller and the Stockholder agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement.

        SECTION 5.5 BEST GOOD FAITH EFFORTS. All parties hereto agree that the parties will use their best good faith efforts to secure all third-party or regulatory approvals necessary to consummate the transactions provided for herein and to satisfy the other conditions to Closing contained herein.

        SECTION 5.6 EXCLUSIVITY. The Seller and the Stockholders acknowledge that the due diligence, Environmental Inspections and other investigations permitted herein will involve the expenditures of substantial time and expense by the Purchaser. In consideration thereof, the Seller and the Stockholders, on their own behalf and on behalf of their Affiliates, agree that for a period of up to and including April 30, 1997, they will not make or encourage any offer or obtain any offer or otherwise provide any assistance in aid of any offer for the sale, lease or transfer of all or any part of the business of the Seller or of the stock or assets of the business of the Seller, to any Person other than the Purchaser. Immediately upon receipt of any unsolicited offer, the Seller or the Stockholders will communicate to the Purchaser the terms of any proposal or request for information and the identity of the parties involved.

        SECTION 5.7 PUBLIC ANNOUNCEMENT. The timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Seller and the Purchaser.

        SECTION 5.8 CONFIDENTIALITY. Without the express written consent of all of the parties hereto, each of the parties hereto agrees to maintain in confidence and not disclose to any other Person the terms of the transactions contemplated herein or the information delivered in connection with the proposed due diligence investigation, other than disclosures required to obtain the approvals for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, disclosures of information already available to the public or any other disclosures required by applicable law. In the event that the Purchaser, the Seller or the Stockholders are at any time requested or required (by oral questions, interrogatories, request for information or documents, subpoena or other similar process) to disclose any information supplied to it in connection with this transaction, such party agrees to provide the other parties hereto prompt notice of such request so that an appropriate protective order may be sought and/or such other party may waive the first party's compliance with the terms of this
SECTION 5.8.

                                   ARTICLE VI.
                              CONDITIONS TO CLOSING

        SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligations of each party to close the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions prior to the Closing:

        (a) The receipt of any applicable regulatory approvals and the expiration of any applicable waiting period (including without limitation any waiting period required by the HSR Act) with respect thereto; and

        (b) The Closing will not violate any injunction, order or decree of any court or Governmental Authority having competent jurisdiction.

        SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER TO CLOSE. The obligations of the Purchaser to close the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions prior to the
Closing:

        (a) All representations and warranties of the Seller and the Stockholders shall be true and correct as of the date hereof (without giving effect to any updating or corrective information provided pursuant to ARTICLE II), and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

        (b) The Seller and the Stockholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date;

        (c) All corporate and other actions necessary to authorize the execution, delivery and performance of this Agreement by the Seller and the Stockholders and the consummation by the Seller and the Stockholders of the transactions contemplated herein shall have been duly and validly taken, and the Purchaser shall have full right and power to acquire the Seller Common Stock upon the terms provided in this Agreement;

        (d) There shall not have occurred any Material Adverse Effect with respect to the Seller;

        (e) The Purchaser shall have received the opinions of counsel to the Seller reasonably acceptable to the Purchaser and its counsel as to the matters set forth on, and in the form of, EXHIBIT C attached hereto;

        (f) The Seller shall have executed and delivered to the Purchaser proper instruments for the transfer of the Seller Common Stock in form and substance satisfactory to counsel for the Purchaser in accordance with the terms of this Agreement;

        (g) The Purchaser shall have completed in its sole discretion the results of its due diligence investigation of the Seller, including but not limited to any tax or accounting matters, the Environmental Inspections, the documentation to be provided to the Purchaser by the Seller pursuant to SECTION 4.1(N), the Schedules hereto, or any change, amendment or supplement to the Schedules by the Seller or the Stockholders;

        (h) The Seller shall have furnished the Purchaser with evidence of consents as shall be required to enable the Purchaser to continue to enjoy the benefit of any Governmental Authorization, lease, license, permit, Environmental Permit, Contract or other agreement or instrument to or of which the Seller is a party or a beneficiary;

        (i) The Purchaser shall have received possession of all accounting, business and tax records of the Seller;

        (j) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to the Purchaser and its counsel;

        (k) The Purchaser shall have received a Noncompetition Agreement in the form attached hereto as EXHIBIT A executed by Joe Trulove;

        (l) The Purchaser shall have received the Registration Rights Agreement in the form attached hereto as EXHIBIT B executed by each Stockholder;

        (m) At or before the Closing, the Seller shall have collected any outstanding balances with respect to loans or other receivables from officers of the Seller;

        (n) The Purchaser shall have received certificates dated the Closing executed by the Chairman of the Board and the Secretary of the Seller and by the Stockholders, certifying in such reasonable detail as the Purchaser may reasonably request, to the effect described in SECTIONS 6.2(A), (B), (C) AND (D);

        (o) The Purchaser shall have completed to its satisfaction an audit of the Seller's Financial Statements, and any adjustments resulting from such audit shall not constitute a Material Adverse Effect;

        (p) The Purchaser shall have received from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. a written opinion dated as of the Closing Date for the benefit of the Purchaser to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Tax Code, (ii) the Purchaser and the Seller will each be a party to that reorganization within the meaning of
        Section 368(b) of the Tax Code, (iii) the Purchaser or the Seller shall not recognize any gain or loss as a result of the Merger, and (iv) the Stockholders shall not recognize any gain or loss as a result of the Merger, other than gain to the extent the Stockholders receive the Cash Consideration and cash in lieu of fractional shares, and such opinion shall not have been withdrawn or modified in any material respect; and

        (q) The stock option agreements described on SCHEDULE 2.15 shall be exercised simultaneously with the Closing and the Seller shall have received the Option Proceeds therefrom.

        SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO CLOSE. The obligations of the Seller to close the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the
Closing:

        (a) All representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

        (b) The Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date;

        (c) There shall not have occurred any Material Adverse Effect with respect to the Purchaser;

        (d) The Seller shall have received the opinions of counsel to the Purchaser reasonably acceptable to the Seller and its counsel as to the matters set forth on, and in the form of, EXHIBIT D attached hereto;

        (e) The Seller shall have received certificates dated the Closing, executed by an appropriate officer of the Purchaser certifying, in such detail as the Seller may reasonably request, to the effect described in SECTIONS 6.3(A) AND (B);

        (f) Joe Trulove shall have received a Noncompetition Agreement in the form attached hereto as EXHIBIT A executed by the Purchaser;

        (g) The Seller shall have received the Registration Rights Agreement in the form attached hereto as EXHIBIT B executed by the Purchaser; and

        (h) The Seller shall have received from Phelps Dunbar, L.L.P., a written opinion dated as of the Closing Date for the benefit of the Seller to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Tax Code, (ii) the Purchaser and the Seller will each be a party to that reorganization within the meaning of Section 368(b) of the Tax Code,
        (iii) the Purchaser or the Seller shall not recognize any gain or loss as a result of the Merger, and (iv) the Stockholders shall not recognize any gain or loss as a result of the Merger, other than gain to the extent the Stockholders receive the Cash Consideration and cash in lieu of fractional shares, and such opinion shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VII.
                         TERMINATION; AMENDMENT; WAIVER

        SECTION 7.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

        (a) By mutual written consent duly authorized by the board of directors of the Purchaser and the board of directors of the Seller;

        (b) By the Purchaser (i) if any of the representations and warranties contained in ARTICLE II were incorrect when made or at any time thereafter, or (ii) if any of the conditions to Closing contained in
        SECTION 6.1 OR 6.2 shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived in writing by the Purchaser;

        (c) By the Seller if the conditions to Closing contained in SECTION 6.1 OR 6.3 shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived in writing by the Seller;

        (d) By the Purchaser or the Seller if the Closing Date shall not have occurred on or before April 30, 1997 or such later date agreed to in writing by the Purchaser and the Seller; and

        (e) By the Purchaser or the Seller if any court of competent jurisdiction in the United States of America or other (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions herein contemplated and such order, decree, ruling or other action shall have been final and nonappealable.

        SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of SECTION 5.2, 5.8 and this SECTION 7.2. Nothing contained in this
SECTION 7.2 shall relieve any party from liability for any breach of this Agreement.

        SECTION 7.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

        SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Closing Date, either party may (i) extend the time for the performance of any of the obligations or other acts of the non- waiving party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the non-waiving party, or
(iii) waive compliance with any of the agreements or conditions contained herein by the non- waiving party. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        SECTION 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that except as provided in the sentence immediately next following this sentence, all of their respective representations and warranties contained in this Agreement shall survive for a period of two years after the Closing Date. The representations and warranties made in SECTION 2.2 (Capitalization),
SECTION 2.3 (Authority) (except for the representations and warranties with respect to the Noncompetition Agreement), SECTION 2.14 (Tax Matters) and SECTION
2.24 (Title) shall survive for a period ending on the date 90 days after the expiration of the appropriate statute of limitation, if any, with respect to any claim covered by the representations and warranties in such Sections.

                                   ARTICLE IX.
                                 INDEMNIFICATION

        SECTION 9.1 INDEMNIFICATION BY THE SELLER AND THE STOCKHOLDERS. The Seller and the Stockholders, jointly and severally, unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless the Purchaser, and each of the Purchaser's subsidiaries, stockholders, Affiliates, officers, directors, employees, counsel, agents, successors, assigns, heirs and legal and personal representatives (the Purchaser and all such other Persons are collectively referred to as the "PURCHASER'S INDEMNIFIED PERSONS") from and against, and shall reimburse the Purchaser's Indemnified Persons for, each and every Loss (as defined in SECTION 10.15), INCLUDING WITHOUT LIMITATION THOSE LOSSES ARISING OUT OF THE

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STRICT LIABILITY OF ANY PARTY AND WHETHER ANY PURCHASER'S INDEMNIFIED PERSON IS
NEGLIGENT IN DISCOVERING ANY SUCH LOSS OR THE BASIS THEREFOR, paid, imposed on or incurred by the Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of, or any allegation by any third party of: (a) any inaccuracy in any representation or warranty of the Seller or the Stockholders under this Agreement, or the Schedules thereto or any agreement, certificate or other document delivered or to be delivered by the Seller or the Stockholders pursuant hereto in any respect, in each case without regard to any applicable materiality thresholds, whether or not the Purchaser's Indemnified Persons relied thereon or had knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Seller or the Stockholders under this Agreement or any agreement or document delivered pursuant hereto; (b) any Liability of the Seller, any Stockholder or Affiliate of the Seller, or Liability relating to the business of the Seller prior to the Closing Date, including without limitation any liability made or brought against Seller by reason of the agreements or transactions contemplated hereby, except as expressly disclosed in the Schedules to this Agreement or, with respect to matters addressed in SECTION 2.14, as otherwise expressly disclosed in writing to the Purchaser; or (c) any Environmental Claim or the violation of any Requirements of Environmental Law to the extent such Environmental Claim or such violation relates, directly or indirectly, to events, conditions, operations, facts or circumstances which occurred or existed on or prior to the Closing Date, except as expressly disclosed on SCHEDULE 2.22; provided, however, that the Seller and the Stockholders shall have no liability under the foregoing unless and until the aggregate amount of all Losses exceeds $100,000 (the "PURCHASER'S MINIMUM AMOUNT"), in which event the Seller and the Stockholders shall be jointly and severally liable for all Losses in excess of the Purchaser's Minimum Amount, subject to the limitations set forth in SECTIONS 8.1 AND 9.4 hereof; provided, further, that (i) any liability of the Seller and the Stockholders pursuant to SECTION 2.9 shall be without respect to the Purchaser's Minimum Amount, and (ii) the Seller and the Stockholders, jointly and severally, unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless the Purchaser's Indemnified Persons from and against, and shall reimburse the Purchaser's Indemnified Persons for, each and every Loss paid, imposed on or incurred by the Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (x) any tax liability or adjustment of the Seller (excluding adjustments between tax years to the extent that such adjustments offset), any Stockholder or Affiliate of the Seller (including without limitation any tax liability described in SECTION 1.11(B) which is not fully paid through a reduction of the Cash Consideration payable at Closing), which relate to the business of the Seller prior to the Closing Date ("TAX LIABILITY") and is not otherwise disclosed to the Purchaser in writing, and (y) all applicable penalties and/or interest relating to any Tax Liability (whether or not disclosed to the Purchaser in writing), without respect to the Purchaser's Minimum Amount. With respect to matters not involving Proceedings commenced or threatened by third parties, within five days after notification from the Purchaser's Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling the Purchaser's Indemnified Persons to indemnity hereunder, the Seller or the Stockholders, at no cost or expense to the Purchaser's Indemnified Persons, shall diligently commence resolution of such matters in a manner reasonably acceptable to the Purchaser's Indemnified Persons and shall diligently and timely prosecute such resolution to

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
completion; provided, however, with respect to those claims that may be satisfied by payment of a liquidated sum of money and which are not contested in good faith, the Seller or the Stockholders shall promptly pay the amount so claimed to the extent supported by reasonable documentation. If litigation or any other Proceeding is commenced or threatened, the provisions of SECTION 9.3 shall control.

        SECTION 9.2 INDEMNIFICATION BY THE PURCHASER. The Purchaser unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless the Seller and its employees, counsel, agents and contractors, the Stockholders, and Seller's and the Stockholders' respective successors, assigns, heirs and legal and personal representatives (the Seller, the Stockholders and such other Persons are collectively referred to as the "SELLER'S INDEMNIFIED PERSONS") from and against, and shall reimburse the Seller's Indemnified Persons for, each and every Loss paid, imposed on or incurred by the Seller's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of, or any allegation by any third party of, any inaccuracy in any representation or warranty of the Purchaser under this Agreement or any agreement, certificate or other document delivered or to be delivered by the Purchaser pursuant hereto in any respect, whether or not the Seller's Indemnified Persons relied thereon or had knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Purchaser under this Agreement or any agreement or document delivered pursuant hereto; provided, however, that the Purchaser shall have no liability under this
SECTION 9.2 unless and until the aggregate amount of all Losses exceeds $100,000 (the "STOCKHOLDERS MINIMUM AMOUNT"), in which event the Purchaser shall be liable for all Losses in excess of the Stockholders Minimum Amount.

        SECTION 9.3 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any Proceeding shall be brought or asserted under this Article against an indemnified party or any successor thereto (the "INDEMNIFIED PERSON") in respect of which indemnity may be sought under this Article from an indemnifying Person or any successor thereto (the "INDEMNIFYING PERSON"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; subject, however, to the Stockholders Minimum Amount, provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. In addition, actual or threatened action by a Governmental Authority or other entity is not a condition or prerequisite to the Indemnifying Person's obligations under this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate, as evidenced by the written opinion of outside counsel to the Indemnified Person. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within 15 days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, not to be unreasonably withheld, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding; PROVIDED, HOWEVER, that the Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.

        SECTION 9.4  LIMITATIONS.

        (a) An Indemnifying Person shall have no liability under this Article unless notice of a claim for indemnity (a "NOTICE"), shall have been given within two years after the Closing Date; provided, however, that

               (i) an Indemnifying Person's aggregate cumulative liability under this Article for which Notice is properly provided to an Indemnified Person within one (1) year of the Closing Date shall not exceed $1,600,000, and

               (ii) on the first anniversary of the Closing Date, an Indemnifying Person's aggregate cumulative liability to an Indemnified Person shall be reduced to $1,000,000; provided, however, that if an Indemnified Person shall have previously submitted proper Notice to the Indemnifying Person of a claim or indemnifiable Loss which exceeds $1,000,000 in the aggregate, then the Indemnifying Person's cumulative liability hereunder shall remain $1,600,000.

        (b) Notwithstanding the two year time limitation set forth in paragraph
        (a) of this SECTION 9.4, the Purchaser may give notice of and may make a claim relating to (i) any Tax Liability, or (ii) the representations and warranties contained in SECTION 2.2 (Capitalization), SECTION 2.3 (Authority) (except for the representations and warranties with respect to the Noncompetition Agreement), SECTION 2.14 (Tax Matters) and SECTION
        2.24 (Title) at any time on or prior to 90 days after the expiration of the appropriate statute of limitation, if any, with respect to any claim covered by the representations and warranties in such Sections.

        (c) The Seller and the Stockholders shall have the right to update the disclosures included on the Schedules attached hereto after the date hereof and prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, after the Closing Date the Seller and the Stockholders shall have no liability for matters which are disclosed in the attached Schedules, or are subsequently disclosed on the attached Schedules after the date hereof and prior to the Closing; provided, however, nothing in this SECTION 9.4(c) shall affect the liability of the Seller and the Stockholders for any penalties and/or interest relating to any Tax Liability.

        (d) In addition to the rights and remedies of the parties specifically provided for by this Article, each party hereto shall have such other equitable remedies as shall be available under applicable law or in equity for the other party's breach of the representations and warranties contained herein, or the failure to perform any of its covenants, agreements or obligations under or contained in this Agreement or in any document furnished or delivered pursuant hereto; provided, however, that with respect to any remedy providing for the recovery of monetary damages, any such recovery shall be subject to the limitations contained in SECTIONS 9.4, 9.6, 9.7 AND 9.8.

        (e) Notwithstanding anything in this Agreement to the contrary, neither Trust shall have any liability for amounts due pursuant to this ARTICLE IX in excess of the total assets held by such Trust on the date of a claim of indemnification is made pursuant to this ARTICLE IX.

        SECTION 9.5 PAYMENT; INTEREST. The Indemnifying Party shall make any payment required to be made under this Article in cash and on demand or by surrender of Purchaser's Common Stock with a then value determined as provided in Section 1.10(b) equal to the amount of such payment. Any Losses or other payments required to be paid by an Indemnifying Party under this Article which are not paid within 15 business days of receipt by the Indemnifying Party of the Indemnified Party's demand therefor shall thereafter be deemed delinquent, and the Indemnifying Party shall pay to the Indemnified Party immediately upon demand, interest at the rate of 10% per annum, not to exceed the maximum nonusurious rate allowed by applicable law, from the date such payment becomes delinquent to the date of payment of such delinquent sums.

        SECTION 9.6 INCONSISTENT PROVISIONS. The provisions of this Article shall govern and control over any inconsistent provisions of this Agreement.

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
        SECTION 9.7 SUBROGATION TO INDEMNITY RIGHTS. If the Seller or the Stockholders fail to perform their obligations under this Article, the Purchaser shall be subrogated to any rights the Seller or the Stockholders may have under any rights of contribution or indemnity from any former stockholders of the Seller, any present or former owners, tenants or other occupants or users of the Business Facilities, or any other Person relating to the matters covered by this
ARTICLE IX.

        SECTION 9.8 ARBITRATION. Any dispute arising out of, relating to, or in any way touching upon this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Rules for Non- Administered Arbitration of Business Disputes. With respect to an arbitral proceeding, the parties agree as follows:

        (a) The arbitration shall be conducted by three independent and impartial arbitrators, none of whom shall be a director, officer or employee of either party hereto or its affiliates. The Purchaser, on the one hand, and the Seller, on the other hand, shall each choose one arbitrator. The two chosen arbitrators shall choose the third arbitrator. The act or decision of a majority of the arbitrators shall constitute the act or decision of the arbitral tribunal.

        (b) The parties acknowledge that this Agreement affects interstate commerce; thus, the arbitration shall be governed by the United States Arbitration Act and the Texas Arbitration Act, and any judgment upon the award decided upon by the arbitrators may be entered by any court having jurisdiction thereof.

        (c) Any arbitration conducted pursuant to this Section shall be held at a mutually acceptable location in Houston, Texas.

        (d) The costs and expenses of the arbitration shall be allocated equally between the parties; PROVIDED, HOWEVER, that each party's own attorneys' fees shall be borne by the party incurring same.

        (e) It shall not be inconsistent with this Section for any party to seek from any court of competent jurisdiction interim relief in aid of arbitration or to protect the rights of either party pending the establishment of the arbitral tribunal.

        (f) Nothing in this Section or the fact that arbitration has or may be commenced shall impair the exercise of any termination rights under this Agreement.

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
                                   ARTICLE X.
                                  MISCELLANEOUS

        SECTION 10.1 EXPENSES. The Purchaser will pay its own expenses in connection with the transactions contemplated hereby. The Seller and the Stockholders will pay the expenses of the Seller and the Stockholders in connection with the transactions contemplated hereby. The Purchaser will pay for any title reports or title insurance policies obtained in connection with the transactions contemplated hereby.

        SECTION 10.2 BROKERS AND FINDERS. Neither the Purchaser, the Seller nor the Stockholders shall be responsible for the payment of any broker's fee, finder's fee or commission of any sort in connection with the transactions contemplated hereby.

        SECTION 10.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign its rights and obligations under this Agreement (i) to any direct or indirect Subsidiary or Affiliate of the Purchaser and (ii) in connection with a transfer of all or substantially all of the assets or stock of the Purchaser or a merger or consolidation of the Purchaser with and into another corporation or other entity.

        SECTION 10.4 FURTHER ASSURANCES. From time to time as and when requested by the Purchaser, or its successors or assigns, the Seller and the Stockholders shall execute and deliver and shall cause the Seller and the officers and directors of the Seller to execute and deliver such further agreements, documents, deeds, certificates and other instruments of conveyance and transfer and to take or cause to be taken such other actions as the Purchaser may reasonably require and as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

        SECTION 10.5 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled pursuant to the terms hereof or otherwise, at law or in equity.

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
        SECTION 10.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws in any jurisdiction, that provision shall be ineffective to the extent of such illegality, invalidity or unenforceability in that jurisdiction and such holding shall not, consistent with applicable law, invalidate or render unenforceable such provision in any other jurisdiction, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect in all jurisdictions.

        SECTION 10.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

        if to the Purchaser:

               The York Group, Inc.
               9430 Old Katy Road
               Houston, Texas  77055
               Attention: Eldon P. Nuss, Chairman

        with required copy to:

               Marcus A. Watts
               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3500 Texas Commerce Tower
               600 Travis
               Houston, Texas 77002

        if to the Seller or the Stockholders:

               Mr. Joe Trulove
               West Point Casket Company, Inc.
               730 East Main Street
               Westpoint, Mississippi 39773

        with required copy to:

               Mr. F.M. Bush, III
               Phelps Dunbar, L.L.P.
               One Mississippi Plaza
               Seventh Floor
               Tupelo, Mississippi 38801

               Mr. James L. Stafford
               Watkins, Ward & Stafford
               213 Commerce
               Westpoint, Mississippi 39773

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

        SECTION 10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        SECTION 10.9 GENDER; "INCLUDING" IS NOT LIMITING; DESCRIPTIVE HEADINGS. The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders, and the singular number includes the plural, each where appropriate, and VICE VERSA. Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        SECTION 10.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        SECTION 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        SECTION 10.12 INCORPORATION BY REFERENCE. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

        SECTION 10.13 JURISDICTION AND VENUE. Any process against the Purchaser, the Seller or the Stockholder in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in SECTION 10.7 with the same effect as though served on it or him personally.

        SECTION 10.14 SELLER'S AND STOCKHOLDER'S REPRESENTATIVE. The Seller and the Stockholders hereby appoint Joe Trulove to act as the agent and attorney-in-fact of the Seller and the Stockholders in negotiating and resolving with the Purchaser any and all disputes relating to this Agreement which may arise subsequent to the Closing Date. This appointment shall be coupled with an interest and shall be irrevocable and binding in all respects upon the Seller and the Stockholders and their successors and assigns, and heirs and devisees.

        SECTION 10.15 CERTAIN DEFINITIONS.

        (a) "AFFILIATE" as used in this Agreement means, with respect to any Person, (i) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person in question,
        (ii) any officer, director or stockholder of such Person in question, or member of the extended family of such officer, director or stockholder and (iii) any Person that, directly or indirectly, controls, is controlled by, or is under common control with, any officer, director or stockholder of such Person in question or member of the extended family of such officer, director or stockholder. For the purposes of the definition of Affiliate, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        (b) "BUSINESS FACILITY" includes any property (whether real or personal) which the Seller currently leases, operates, or owns or manages in any manner or which the Seller or the Subsidiary or any of their organizational predecessors formerly leased, operated, owned or managed in any manner.

        (c) "ENVIRONMENTAL CLAIM" means any Proceeding; claim; litigation; demand; action; cause of action; suit; loss; cost, including, but not limited to, attorneys' fees, diminution in value, expert's fees; damage; punitive damage; fine, penalty, expense, Liability, criminal liability, judgment; governmental or private investigation and testing; notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Requirement of Environmental Law; proceeding; lien; personal injury or death of any Person; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover Losses related to, or seeks to impose liability regarding the Seller or operations conducted by any of them for: (i) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (ii) noise;
        (iii) radioactive materials (including naturally occurring radioactive materials ["NORM"]); (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation;
        (vii) exposure of Persons or property to Materials of Environmental Concern and the effects thereof; (viii) the release, threatened release, generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, disposal or Remediation of Materials of Environmental Concern;
        (ix) injury to, death of or threat to the health or safety of any

        Person or Persons caused directly or indirectly by Materials of Environmental Concern; (x) destruction caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern on any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster plans relating to Materials of Environmental Concern; (xii) community right-to- know and other disclosure laws; or (xiii) maintaining, disclosing or reporting information to governmental authorities under any Environmental Law. The term, "Environmental Claim" also includes, without limitation, any Losses incurred in testing for the need for Remediation or for breach or violation of any Requirements of Environmental Laws; monitoring or responding to efforts to require Remediation and any claim based upon any asserted or actual breach or violation of any Requirements of Environmental Law.

        (d) "ENVIRONMENTAL LAWS" means the laws described on EXHIBIT E attached hereto and incorporated herein for all purposes and any and all other laws, rules, regulations, ordinances, orders or guidance documents now or hereafter in effect of any applicable Governmental Authority, board or authority or any judicial or administrative decision relating thereto that relate in any manner to health, the environment, or a community's right to know.

        (e) "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any State of the United States of America, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority of any of the foregoing, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

        (f) "GOVERNMENTAL AUTHORIZATION" means any permit, Environmental Permit, license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

        (g) "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any, Governmental Authorization issued by, any Governmental Authority.

        (h) "LIABILITY" means any debt, obligation or liability of any nature (including any unknown, undisclosed, unliquidated or contingent liability), regardless of whether such debt, obligation or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

        (i) "LONG TERM DEBT" shall mean the long term debt of Seller and the Subsidiary, including the current portion thereof, and to the extent not included therein, any amount then outstanding pursuant to bank notes, revolving credit agreements and any bank overdraft positions.

        (j) "LOSS" means any loss, damage, injury, diminution in value, liability, claim, demand, Proceeding, judgment, punitive damage, fine, penalty, tax, cost or expense (including reasonable costs of investigation and the fees, disbursements and expenses of attorneys, accountants and other professionals incurred in proceedings, investigations or disputes involving third parties, including governmental agencies), as well as with respect to compliance with the Requirements of Environmental Law, expenses of Remediation, and response, monitoring or record keeping costs.

        (k) "MATERIAL ADVERSE EFFECT" shall mean any material adverse change in the financial condition, assets, Liabilities (absolute, accrued, contingent or otherwise), reserves, business, prospects or results of operations.

        (l) "MATERIALS OF ENVIRONMENTAL CONCERN" means: (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains: (A) petroleum, oil or a fraction thereof, (B) explosives, (C) radioactive materials (including NORM), or
        (D) solid wastes that post imminent and substantial endangerment to health or the environment; and (iii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

        (m) "PERSON" means any individual, entity or Governmental Authority.

        (n) "PROPERTY" or "PROPERTIES" includes any property (whether real or personal) which the Seller and the Subsidiary currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Seller and the Subsidiary.

        (o) "REMEDIATION" means any action necessary to: (i) comply with and ensure compliance with the Requirements of Environmental Laws and (ii) the taking of all reasonably necessary precautions to protect against and/or respond to, remove or remediate or monitor the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater

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        or soil vapor at any Business Facility or of any public domain affected by the business of the Seller.

        (p) "REQUIREMENT(S) OF ENVIRONMENTAL LAW(S)" means all requirements, conditions, restrictions or stipulations of Environmental Laws imposed upon or related to the Seller and the Subsidiary or the assets and/or the business of the Seller and the Subsidiary.

        (q) "SUBSIDIARY" shall mean, when used with reference to a particular
        Person: any corporation, a majority of the outstanding voting securities of which is owned or controlled directly or indirectly by such Person, or if less than a majority of such voting securities are so owned or controlled, any corporation in regard to which such Person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such corporation. Any partnership, joint venture or other enterprise shall be a Subsidiary of a particular Person, if that Person has, directly or indirectly, a 20% or greater equity interest or in regard to which such Person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such entity.

        (r) "TAX RETURN" means any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any tax.

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        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

                                          THE YORK GROUP, INC.

                                          By: /s/ DAVID F. BECK
                                                  David F. Beck
                                                  Vice President



                                          YORK ACQUISITION CORP. II

                                          By: /s/ DAVID F. BECK
                                                  David F. Beck
                                                  Vice President


                                          WEST POINT CASKET COMPANY, INC.

                                          By: /s/ HOWARD JOE TRULOVE
                                                  Howard Joe Trulove
                                                  Chairman

                                          /s/ HOWARD JOE TRULOVE
                                              HOWARD JOE TRULOVE, individually

                                          DILLARD EUGENE TRULOVE TRUST A

                                          By: /s/ JAMES L. STAFFORD

                                          DILLARD EUGENE TRULOVE TRUST B

                                          By: /s/ JAMES L. STAFFORD

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